UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): August 10, 2016 (August 4, 2016)

PATRIOT NATIONAL BANCORP, INC.

(Exact Name of Registrant as Specified in Charter)

Connecticut	000-29599	06-1559137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

900 Bedford Street, Stamford, Connecticut 06901

(Address of Principal Executive Offices) (Zip Code)

(203) 324-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with its executive transition plans, on July 28, 2016 Patriot Bank retained Kaplan Partners, an outside consulting firm, to assist with the search for a permanent Chief Executive Officer and succession planning process of Patriot National Bancorp, Inc., a Connecticut corporation (“Patriot” or the “Company”), and its wholly-owned subsidiary, Patriot Bank. The selection process was conducted by a sub-commitee consisting of Mr. Ken Neilson, Patriot’s President and CEO, Mr. Fred Staudmyer, Patriot’s Chief Administrative Officer, and Mr. Edward Constantino, an independent director.

Departure of Chief Executive Officer and Chief Operating Officer

On August 4, 2016, Kenneth T. Neilson delivered notice of his resignation as Chief Executive Officer and President of Patriot and Patriot Bank, effective as of August 19, 2016. Also on August 5, 2016, Susan Neilson delivered notice of her resignation as Chief Operating Officer and Executive Vice President of Patriot Bank, effective as of August 19, 2016.

Appointment of Interim Chief Executive Officer, Chief Operating Officer and President

On August 10, 2016, the board of directors of the Company (the “Board”) appointed Michael A. Carrazza, the current Chairman of the Board and the Chairman of the board of directors of Patriot Bank (the “Bank Board”), to serve as interim Chief Executive Officer, effective as of August 19, 2016. Mr. Carrazza will not receive additional compensation for his service as interim officer. Mr. Carrazza has agreed to serve as an interim officer until the Board’s appointment of a new, permanent Chief Executive Officer.

Mr. Carrazza, age 50, has been the Chairman of the Board and the Bank Board since its recapitalization in October 2010. He is also Founder and Chief Executive Officer of Solaia Capital Advisors LLC, an investment management company. He currently serves as Chairman and Director of Siena Capital Finance LLC, a sponsor-led relaunch of The Bank of Ireland’s U.S. asset-based lending business. Mr. Carrazza has more than 25 years of operating and investing experience and has sponsored many transactions across the financial, industrial, technology, aviation, and media sectors. Formerly, Mr. Carrazza was Co-Founder of Bard Capital Group. Mr. Carrazza previously worked at Mitchell Madison Group and at Goldman, Sachs & Co. Mr. Carrazza earned his MBA in Finance from The Stern School of Business at New York University and his B.S. in Electrical Engineering from The Pennsylvania State University.

On August 10, 2016, the Board appointed Peter D. Cureau to serve as the interim Chief Operating Officer and President of the Company, effective as of August 19, 2016.

Mr. Cureau, age 55, has over 25 years of banking experience, culminating most recently in his role as the President and Chief Executive Officer of Capital Bank and Trust Company in Troy, New York. He has experience in all aspects of commercial banking, including operations and management. Mr. Cureau is the Managing Principal and Owner of PD Cureau Advisors, which provides consulting and advisory services to investors, financial institutions and not-for-profit organizations looking to invest in distressed debt. He also founded and was President and Chief Executive Officer of Fort Orange Financial Corp., a bank holding company, which acquired Capital Bank and Trust Company in 2006. Mr. Cureau also served as Vice President and Director of Commercial Mortgage Lending at Troy Savings Bank (1988-2003), resulting in his high level of expertise in all aspects of real estate investment, financing and negotiation. Mr. Cureau attended the Graduate School of Banking at the University of Wisconsin and has a Bachelor of Science in Business Administration from Villanova University.

Mr. Cureau will receive an annual base salary of $300,000 as compensation for his service as interim officer. The Company and Mr. Cureau expect to enter into an employment agreement that will set forth these terms, subject to any regulatory approvals.

There are no family relationships between Mr. Cureau, Mr. Carrazza and any of the Company’s executive officers or directors. Except for any employment agreement Mr. Cureau or Mr. Carrazza may enter with the Company and any compensation provided to them thereunder, Mr. Cureau and Mr. Carrazza are not parties to any transaction with the Company that might require disclosure under Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRIOT NATIONAL BANCORP, INC.

Date: August 10, 2016	By:	/s/ Neil McDonnell

Name: Neil McDonnell
Title: Executive Vice President & Chief Financial Officer